EXHIBIT 22


                 SUBSIDIARIES OF THE COMPANY

                                             State or Country
Subsidiaries of the Company:                 of Incorporation
- ---------------------------                  ----------------

Defense Systems Corporation                  Nevada
HSI Properties, Inc.                         Delaware